Exhibit 23.1





               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 333-40319) of Wisconsin Electric Power Company of our report dated January 25, 2000 relating to the financial statements, which appears in this Form 10-K.





/s/PricewaterhouseCoopers LLP
________________________________
PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
March 29, 2000